Exhibit 99.1

Mohegan Sun at Pocono Downs

Table Games Statistical Report

	Gross Table Games Revenues (2)	Table Games Tax (3)	Weighted Average Number of Table Games (4)
July-10 (1)	$1,260,653	$201,704	62
August-10	3,533,765	565,403	72
September-10	3,366,195	538,591	84

Fiscal Year 2010	$8,160,613	$1,305,698

(1)	Table game and poker operations commenced on July 13, 2010.
(2)	“Gross Table Games Revenues” as defined by the Pennsylvania Gaming Control Board represent the closing table games inventory plus table games drop and credit slips for cash, chips or tokens returned to the casino cage, less opening table games inventory, free bet coupons and chip fills to the tables. Gross table games revenues also include poker revenues which represent the total value of rake charged to patrons at poker tables.
(3)	“Table Games Tax” is defined as the portion of gross table games revenues that must be paid to the Commonwealth of Pennsylvania on a weekly basis. This portion is 16% of gross table games revenues.
(4)	“Weighted Average Number of Table Games” is defined as the weighted average number of table games on the casino gaming floor during the monthly period.